EXHIBIT 10.16.2

                               FIRST AMENDMENT TO

                    INDEPENDENT CONTRACTOR SERVICES AGREEMENT

                                 by and between

                            NEAH POWER SYSTEMS, INC.

                                       and

                         MCBEE STRATEGIC CONSULTING, LLC

THIS FIRST AMENDMENT TO INDEPENDENT CONTRACTOR SERVICES AGREEMENT (the "AMENDMENT"), is made by and between Neah Power Systems, Inc. ("NEAH POWER") and McBee Strategic Consulting, LLC, a Delaware limited liability company ("MCBEE STRATEGIC"), as of February 15, 2006.

                                    RECITALS

WHEREAS, Neah Power and McBee Strategic entered into that certain Independent Contractor Services Agreement, dated as of February 15, 2005 and attached hereto (the "AGREEMENT"), whereby McBee Strategic agreed to provide certain consulting services to Neah Power in exchange for certain compensation;

WHEREAS, Neah Power and McBee Strategic have enjoyed success in their work under the Agreement and have created expanded opportunities for Neah Power in the federal marketplace;

WHEREAS, Neah Power and McBee Strategic desire to enter into this Amendment to extend the term of the Agreement and to increase the compensation paid by Neah Power to McBee Strategic.

                                    AMENDMENT

NOW THEREFORE, in consideration for the premises set forth above, and for other good and valuable consideration, Neah Power and McBee Strategic hereby agree to amend the Agreement as follows (all capitalized terms used herein shall be deemed to have the meanings set forth in the Agreement):

     1. Section 2 of the Agreement shall be amended and restated to read in its entirety as follows:

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          "2.  COMPENSATION.

               a. RETAINER FEE. As compensation for services rendered under this Agreement, Neah Power shall pay McBee Strategic a monthly cash retainer fee (the "RETAINER FEE") in the amount of Fifteen Thousand dollars ($15,000) per month, for the period April 15, 2006 to August 15, 2006.

               b. RETAINER FEE REVIEW. On or after August 15, 2006, Neah Power and McBee Strategic agree to assess the success of their endeavors under this Agreement, and further agree to negotiate in good faith for the purpose of increasing the Retainer Fee to Eighteen Thousand dollars ($18,000) for the remaining term of this Agreement."

     2. Section 4 of the Agreement shall be amended and restated to read in its entirety as follows:

          "4. TERM. This Agreement shall remain in place from February 15, 2006 until February 14, 2007, or until terminated by either Neah Power or McBee Strategic as provided for in this Agreement. This Agreement shall be renewable after one year upon written consent of both Neah Power and McBee Strategic."

     3. All other provisions of the Agreement not inconsistent with this Amendment shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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IN  WITNESS  WHEREOF,  Neah Power and McBee  Strategic  have  caused  this First
Amendment to Independent Contractor Services Agreement to be executed by their duly authorized representatives as of the date first set forth above.

NEAH POWER SYSTEMS, INC.:          MCBEE STRATEGIC CONSULTING, LLC:

By:      /s/ Paul Abramowitz       By:       /s/ Steve McBee
         -------------------                 ---------------
Name:    Paul Abramowitz           Name:     Steve McBee
Title:   President & CEO           Title:    President & CEO
Address: 22122 20th Ave SE         Address:  McBee Strategic Consulting, LLC
         Suite 161                           701 Pennsylvania Avenue, NW
         Bothell, Washington 98021           Suite 675
                                             Washington, DC  20004

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